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                                                                    Exhibit 4.2

                         NOVELIS CONVERSION PLAN OF 2005

1. PURPOSES AND INTRODUCTORY STATEMENTS.

         (a) The purposes of the Novelis Conversion Plan of 2005 (the "PLAN") are (i) to encourage key employees to continue employment or service with Novelis Inc. (the "COMPANY") and its subsidiaries following the Distribution referred to below, (ii) to provide a means for encouraging key employees to obtain an increased proprietary interest in the enterprise and an additional incentive to further its growth and development, and (iii) to furnish maximum incentive to those persons to improve operations and increase profits and to strengthen the mutuality of interest between those persons and the Company's shareholders by providing them with stock options.

         (b) In connection with the distribution by Alcan Inc. ("ALCAN") of substantially all of its aluminum rolled products businesses to the Company, Alcan's capital reorganization and the related ancillary transactions (the "DISTRIBUTION"), all Alcan stock options (the "ORIGINAL OPTIONS") held by employees of Alcan or its subsidiaries who have become employees of the Company or its subsidiaries are to be replaced with options to purchase the Company's common shares (the "CONVERTED OPTIONS").

         (c) In connection with the Distribution and through this Plan, the Company will provide the means to assure some continuity of expectation to future benefits, if any, that employees who continue employment or service with Novelis and its subsidiaries might otherwise have had with respect to the Alcan Executive Stock Option Plan (the "FORMER PLAN").

         (d) Company common shares to be issued upon exercise of the Converted Options and new options granted under this Plan (the "New Options") will be delivered under this Plan. The terms of this Plan apply only to both the Converted Options and the New Options. Certain provisions of the Former Plan have been retained in this Plan for reference purposes only, even though they have no future application.

2.   DEFINITIONS.

     "Board of Directors" means the Board of Directors of the Company;

     "Committee" means those members of the Human Resources Committee of the Board of Directors who are not employees of the Company or of any Subsidiary;

     "Common Share" or "Share" means a Common Share of the Company;

     "Company" means Novelis Inc.;

     "Converted Options" means the options to purchase Shares of the Company to be granted under this Plan, in connection with the Distribution, to employees of the Company and its Subsidiaries as replacement options for the Original Options;

     "Director" means a Director of the Company;

     "Effective Date" means, in respect of a Converted Option, the date on which an Original Option was granted or any subsequent date so designated by the relevant Alcan committee at the time the Original Option was granted, and, in respect of a New Option, the date on which a New Option was granted or any subsequent date so designated by the Committee at the time the New Option was granted;

     "Former Plan" means the Alcan Executive Share Option Plan;

     "Holding Period" has the meaning set out in paragraph 8 below;

     "In the Money Amount" means in relation to an Original Option or a Converted Option, as applicable,


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     the amount by which the fair market value of the Alcan common shares or the
     Shares that are subject to the option, as applicable, exceeds the subscription price under such option.

     "Majority Acquisition" means the acquisition by any person through an unsolicited take-over bid of more than 50% of the voting shares of the Company;

     "Majority Election" means any election of Directors at which any person who has made an unsolicited take-over bid succeeds (together with others) in obtaining the election of a majority of the members of the Board of Directors of his choice;

     "Market Value" means the average of the high and low prices of Shares on The Toronto Stock Exchange on the relevant day, or if two or more sales of Shares shall not have been reported for that day, on the next preceding day for which there have been two or more reported sales.

     "New Options" means the options to purchase Shares of the Company granted under this Plan to employees of the Company and its Subsidiaries, other than Converted Options granted at the time of Distribution;

     "Optionee" means a person who is granted Converted Options or New Options pursuant to this Plan;

     "Option Period" has the meaning set out in paragraph 7 below;

     "Original Options" means the options to purchase Alcan common shares granted under the Former Plan that are to be replaced with Converted Options in connection with the Distribution;

     "Plan" means this Novelis Conversion Plan of 2005, adopted by the Company on December 22, 2004, as amended from time to time;

    "Retirement" means (unless otherwise determined by the Committee):

     (i) retirement in accordance with the provisions of those employee benefit plans of the Company or any Subsidiary covering the Optionee, or

     (ii) if the Optionee is not covered by any such plan, as determined by the Committee, or

     (iii) the placing of a terminated Optionee on the Company's non-active payroll in order to permit such Optionee to attain early retirement age;

     "Shareholder" means a holder of Common Share(s);

     "Subsidiary" means any company in which the Company owns, directly or indirectly, more than 50% of the voting stock;

     "Vested Portion" means that number of Shares covered by a Converted Option in respect of which the Converted Option may be exercised at any given time, as determined in paragraph 7 below; and

     "Waiting Period" means a period of at least three months commencing on the Effective Date and such additional period, if any, as was established by the relevant Alcan committee at the time of the grant of the Original Option, such additional period to be subject to such terms and conditions, including conditions for the earlier termination of such additional period, as the Committee may determine.

3.   ADMINISTRATION.

     The Plan shall be administered by the Committee. The Committee shall have full and complete authority to interpret the Plan and to prescribe such rules and regulations and make such other determinations as it deems necessary or desirable for the administration of the Plan.

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4.   GRANT OF OPTIONS

     Each employee of Alcan or its Subsidiaries holding one or more Original Options who becomes an employee of the Company or its Subsidiaries in connection with the Distribution shall, upon the effectiveness of the Distribution or at such later date as such person becomes an employee of the Company or its Subsidiaries, be hereby granted a Converted Option for each such Original Option. The number of Shares to be covered by a Converted Option shall be the number determined on or following the Distribution, established in accordance with the following:

     A = B multiplied by C divided by D

     Where:

     A means the number of Shares to be covered by the Converted Option, rounded down to the nearest integer,

     B    means the number of Alcan common shares covered by the Original
          Option,

     C means the volume-weighted average price of an Alcan common share on The Toronto Stock Exchange for the last trading day prior to the Distribution, in Canadian dollars, and

     D means the volume-weighted average price of a Share on The Toronto Stock Exchange for the first trading day following the Distribution, in Canadian dollars.

     In no event shall the aggregate In the Money Amount applicable to the Converted Options determined immediately after the Distribution exceed the aggregate In the Money Amount applicable to the Original Options determined preceding the Distribution.

     Subject to applicable laws and stock exchange rules and regulations, the Committee may grant New Options in respect of a maximum number of Shares representing by three percent of the number of Shares outstanding as at the completion of the Distribution, provided however that the aggregate number of Converted Options and New Options granted under this Plan shall not exceed ten percent of the number of Shares outstanding as at the completion of the Distribution. The Committee shall from time to time, in respect of New Options, designate the Optionees as well as the number of Shares to be covered by each New Option and shall fix the Effective Date of the New Option.

     Any Optionee may hold more than one Converted Option or one New Option.

5.   SUBSCRIPTION PRICE

     The subscription price for each Share covered by a Converted Option shall be the price in United States dollars determined on or following the Distribution, established in accordance with the following:

     E =F multiplied by D multiplied by USD divided by C

     Where:

     E means the subscription price for each Share covered by a Converted Option, in United States dollars,

     F means the subscription price for each Share covered by the Original Option, in Canadian dollars,

     C means the volume-weighted average price of an Alcan common share on The Toronto Stock Exchange for the last trading day prior to the Distribution, in Canadian dollars,

     D means the volume-weighted average price of a Novelis common share on The Toronto Stock Exchange for the first trading day following the Distribution, in Canadian dollars, and

     USD means nominal noon exchange rate for the United States dollar, expressed in United States dollars per Canadian dollar, as published by the Bank of Canada on the first trading day following the Distribution.
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     The subscription price for each Share covered by a New Option shall be established by the Committee at not less than 100% of the Market Value of a Share on the Effective Date

6.   EXERCISE OF OPTION

     A Converted Option may be exercised in respect of the Vested Portion in whole at any time or in part from time to time during the Option Period. The subscription price of Shares shall be paid in full in cash at the time of exercise of the Converted Option.

     A New Option may be exercised in the manner prescribed by the Committee in whole at any time or in part from time to time during the Option Period or in such amounts and at such times during the Option Period as the Committee may determine. The subscription price of Shares shall be paid in full in cash at the time of exercise of the New Option

7.   OPTION VESTING AND TERMINATION PERIODS

     Each Converted Option shall be exercisable by the Optionee in respect of the Vested Portion during a period ("Option Period") beginning on the later of the date of first vesting and the expiry date of the Waiting Period, if any, and terminating not later than ten years after the Effective Date, except that:

     7.1 in the case of certain Optionees who are, or may be deemed to be, insiders of the Company in accordance with any applicable law, the Waiting Period shall not be shorter than the period prescribed by such law;

     7.2 subject to the Option Period stated above, the Option Period shall terminate not later than five years after the earlier of:

          (a)  the death of the Optionee, and

          (b)  the Retirement of the Optionee; and

     7.3 the Option Period shall (unless otherwise determined by the Committee) terminate immediately upon the resignation of the Optionee or other termination (except if paragraph 7.2 applies) of employment of the Optionee by the Company.

     Each New Option shall be exercisable by the Optionee during an Option Period established by the Committee at the time the New Option is granted which shall terminate not later than ten years after the Effective Date, except that:

     7.4 in the case of certain Optionees who are, or may be deemed to be, insiders of the Company in accordance with any applicable law, the Waiting Period shall not be shorter than the period prescribed by such law;

     7.5 subject to the Option Period stated above, the Option Period shall terminate not later than five years after the earlier of:

          (a)  the death of the Optionee, and

          (b)  the Retirement of the Optionee; and

     7.6 the Option Period shall (unless otherwise determined by the Committee) terminate immediately upon the resignation of the Optionee or other termination (except if paragraph 7.5 applies) of employment of the Optionee by the Company.

     In the case of death, the Optionee's estate shall have the right to exercise Converted Options at any time with respect to all, or from time to time with respect to any portion, of the Vested Portion which the


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     Optionee had not previously exercised. The Optionee's estate shall have the right to exercise New Options at any time with respect to all or from time to time with respect to any portion of New Options which the Optionee had not previously exercised.

     All rights under an Converted Option or a New Option unexercised in whole or in part at the termination of the Option Period shall be forfeited.

     The Vested Portion of a Converted Option granted in respect of an Original Option that was vested on or before the date of Distribution shall be all of the Shares covered by such Converted Option, as and from the date of Distribution. The Vested Portion of a Converted Option granted in respect of an Original Option that was not vested on the date of Distribution shall be: one-quarter of the Shares covered by such Converted Option, as and from the first anniversary of the date of Distribution; one-half of the Shares covered by such Converted Option, as and from the second anniversary of the date of Distribution; three-quarters of the Shares covered by such Converted Option, as and from the third anniversary of the date of Distribution; and all of the Shares covered by such Converted Option, as and from the fourth anniversary of the date of Distribution.

8.   DISPOSAL OF SHARES ACQUIRED

     Shares issued pursuant to the exercise of a Converted Option or a New Option may not be disposed of by the Optionee until the expiry of such period ("Holding Period"), if any, as may have been prescribed, in respect of a Converted Option, by the relevant Alcan committee at the time of grant of the Original Option, and, in respect of a New Option, by the Committee at the time of grant of the New Option, except that, if such Holding Period has been prescribed:

     9.1 in the event of the exercise of a Converted Option or a New Option by the estate of a deceased Optionee, the estate may dispose of the related Shares immediately;

     9.2 in the event of the exercise of a Converted Option or a New Option after the Retirement of the Optionee, the Optionee may dispose of the related Shares immediately;

     9.3 the Committee may, in the light of special circumstances affecting an Optionee and at its discretion, waive any Holding Period which has been prescribed in respect of such Converted Option or New Option; and

     9.4 notwithstanding the above, in the case of certain Optionees who are, or may be deemed to be, insiders of the Company in accordance with any applicable law, the Holding Period shall not be shorter than the period, if any, prescribed by such law.

9.   NON-ASSIGNABLE

     No Converted Option, New Option or any interest therein shall be assignable by the Optionee otherwise than by will or the laws of descent and distribution. During the life of the Optionee, a Converted Option or a New Option shall be exercisable only by the Optionee or the Optionee's legal representative.

10.  EFFECTS OF CERTAIN TRANSACTIONS

     In the event of any change in the outstanding Shares by reason of any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of Shares or other similar corporate change, an equitable adjustment shall be made in the number or kind of Shares subject to outstanding options and/or in the subscription price of such Shares. Such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan.

11.  AMENDMENT AND TERMINATION

     The Board of Directors may at any time and from time to time amend, suspend or terminate the Plan in


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     whole or in part, provided however that the Board of Directors may not, without approval of the holders of a majority of the Shares present and voting in person or by proxy at a meeting of Shareholders of the Company, materially increase the benefits accruing to Optionees, or increase the number of Shares issuable pursuant to the Plan, or materially modify the requirements as to eligibility for participation in the Plan. No such amendment, suspension or termination may, without the consent of the Optionee to whom Converted Options or New Options shall theretofore have been granted, adversely affect the rights of such Optionee.

     The Board of Directors or the Committee may authorize the issuance of benefits under this Plan in connection with the assumption of, or substitution for, outstanding benefits previously granted to individuals who become employees of the Company or any subsidiary as a result of any merger, consolidation, acquisition of property or stock, or reorganization other than upon the occurrence of a Majority Acquisition or a Majority Election, upon such terms and conditions as the Committee may deem appropriate.

12.  CONDITION FOR ISSUANCE OF SHARES

     The obligation of the Company to issue Shares pursuant to the exercise of Converted Options or New Options shall be subject to the condition that such Shares shall have been registered with the Securities and Exchange Commission, Washington, D.C., U.S.A. and shall have been listed or authorized for listing upon the relevant stock exchanges.

13.  CHANGE OF CONTROL

     Upon the occurrence of a Majority Acquisition or a Majority Election, all Converted Options and new Options shall become immediately exercisable and all Waiting Periods and Holding Periods shall be waived, provided that Optionees who are, or may be deemed to be, insiders of the Company in accordance with any applicable law shall be subject to such law.

14.  SHARES AVAILABLE UNDER THE PLAN.

     There is hereby reserved for issuance under the Plan that number of Shares covered by the aggregate of all Converted Options and New Options issued under the Plan, determined on or following the Distribution in accordance with paragraph 4 of the Plan.

15.  TAXES.

     The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or Shares deliverable under the Plan, after giving the person entitled to receive such payment or delivery notice and the Company may defer making payment or delivery as to any award, if any such tax is payable until indemnified to its satisfaction. A participant may pay all or a portion of any required withholding taxes arising in connection with the exercise of a Converted Option or a New Option by electing to have the Company withhold Shares having a fair market value equal to the amount required to be withheld.

16.  GOVERNING LAW.

     The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of Ontario and the laws of Canada applicable therein.

17.  APPROVAL.

     The Plan was adopted by the Board of Directors on January 5, 2005. Pursuant to the rules of The Toronto Stock Exchange and the New York Stock Exchange, no further shareholder approval of this Plan was or will be required.